As filed with the Securities and Exchange Commission on October 11, 2022
Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
EZCORP, INC.
(Exact name of registrant as specified in its charter)
    Delaware    74-2540145
    (State or other jurisdiction of incorporation or organization)    (I.R.S. Employer Identification No.)
    2500 Bee Cave Road, Building One, Suite 200, Rollingwood, Texas    78746
    (Address of Principal Executive Offices)    (Zip Code)
EZCORP, INC. 2022 LONG-TERM INCENTIVE PLAN
(Full title of the plan)
Thomas H. Welch, Jr.
Chief Legal Officer and Secretary
EZCORP, Inc.
2500 Bee Cave Road, Building One, Suite 200, Rollingwood, Texas 78746
(Name and address of agent for service)
(512) 314-3409
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
    Large accelerated filer ☐    Accelerated filer ☒
    Non-Accelerated filer ☐    Smaller reporting company ☐
        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Pursuant to General Instruction E of Form S-8 (“Registration of Additional Securities”), the Registrant hereby makes the following statement:

On March 4, 2022, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-263308) (the “Prior Registration Statement”) relating to shares of the Registrant’s common stock to be issued pursuant to the EZCORP, Inc. 2022 Long-Term Incentive Plan (the “Incentive Plan”), and the Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Incentive Plan. The contents of the Prior Registration Statement are incorporated hereby by reference.
Item 8 — Exhibits.
The following exhibits are filed as a part of this Registration Statement:

Exhibit Number	Description

5.1*	Opinion of legal counsel

23.1*	Consent of BDO USA, LLP, independent registered public accounting firm

23.2*	Consent of legal counsel (included in Exhibit 5.1)

24.1*	Power of attorney (set forth on signature page)

107*	Filing Fee Table
*    Filed herewith

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rollingwood, State of Texas, on October 11, 2022.
EZCORP, INC.
By:        /s/ Lachlan P. Given
    Lachlan P. Given,
    Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Thomas H. Welch, Jr. as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below all amendments and post-effective amendments to this registration statement as that attorney-in-fact may deem necessary or appropriate.

Signature	Title	Date

/s/ Lachlan P. Given	Chief Executive Officer and Director	October 11, 2022
Lachlan P. Given	(principal executive officer)

/s/ Timothy K. Jugmans	Chief Financial Officer	October 11, 2022
Timothy K. Jugmans	(principal financial officer)

/s/ Robert J. Hicks	Chief Accounting Officer	October 11, 2022
Robert J. Hicks	(principal accounting officer)

/s/ Matthew W. Appel	Director	October 11, 2022
Matthew W. Appel

/s/ Zena Srivatsa Arnold	Director	October 11, 2022
Zena Srivatsa Arnold

/s/ Phillip E. Cohen	Executive Chairman and Director	October 11, 2022
Phillip E. Cohen

/s/ Jason A. Kulas	Director	October 11, 2022
Jason A. Kulas

/s/ Pablo Lagos Espinosa	Director	October 11, 2022
Pablo Lagos Espinosa

/s/ Gary L. Tillett	Director	October 11, 2022
Gary L. Tillett